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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference into this registration statement on Form S-3, of our report dated January 29, 1996 on the consolidated financial statements of Carlisle Companies Incorporated and subsidiaries as of December 31, 1995 and 1994 for the years then ended, and to the reference to our firm as experts in this registration statement.

                                          Arthur Andersen LLP

                                          /s/ ARTHUR ANDERSEN LLP

New York, New York
November 25, 1996